Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated May 5, 2021, which contains an explanatory paragraph about Finserv Acquisition Corp.’s ability to continue as a going concern, relating to the consolidated financial statements of Finserv Acquisition Corp. (as restated), which is contained in that Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
May 5, 2021